Exhibit 10.15

INDEMNIFICATION AGREEMENT

This AGREEMENT (this “Agreement”), is made as of ___________________, 2017, between II-VI Incorporated, a Pennsylvania corporation (the “Company”), and __________________________ (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available.

WHEREAS, Indemnitee is a director and/or officer and/or agent of the Company.

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, officers, and agents of public companies in today’s environment.

WHEREAS, basic protection against undue risk of personal liability of directors and officers heretofore has been provided through insurance coverage providing reasonable protection at reasonable cost, and Indemnitee has relied on the availability of such coverage; but as a result of substantial changes in the marketplace for such insurance it has become increasingly more difficult to obtain such insurance on terms providing reasonable protection at reasonable cost.

WHEREAS, the Pennsylvania Business Corporation Law, as amended (the “PBCL”), and the Amended and Restated By-Laws of the Company (the “Bylaws”) expressly provide that the indemnification and advancement of expenses provisions set forth therein are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under, among other things, any agreement.

WHEREAS, the Board of Directors of the Company has determined that the inability of the Company to retain and attract as directors, officers, and agents the most capable persons would be detrimental to the interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future.

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s service to the Company in an effective manner and Indemnitee’s reliance on the Company’s Amended and Restated Articles of Incorporation (the “Charter”) and Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Charter and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Charter or Bylaws or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

WHEREAS, the Bylaws and the PBCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers, and other persons with respect to indemnification;

NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.Services to the Company.  Indemnitee will serve, or continue to serve, at the will of the Company in accordance with the Bylaws, as an officer and/or director and/or agent of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation; provided, however, that nothing herein is intended to modify or alter the rights and obligations of the Company and Indemnitee under any terms of employment or employment agreement or arrangement between the Company and Indemnitee that is now in effect or that hereafter comes into effect, nor shall anything herein guaranty a right to employment or board membership.

2.Certain Definitions.  In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a)Corporate Status: describes a person who is or was serving as a director, officer, employee, trustee, agent, or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise.

(b)Disinterested Director: means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(c)Change in Control:  shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting

Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company’s assets, or (iv) there occurs any other event of a nature that would be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

(d)Claim:  means any threatened, asserted, pending, or completed issue, matter, action, suit, or proceeding, or any inquiry or investigation, whether instituted by the Company or any governmental agency or any other party, that Indemnitee in good faith believes might lead to the institution of any such issue, matter, action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other, including any arbitration or other alternative dispute resolution mechanism.

(e)Exchange Act: means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(f)Expenses:  include attorneys’ fees and all other costs, expenses, and obligations (including, without limitation, experts’ fees, travel expenses, court costs, retainers, transcript costs, duplicating, printing and binding costs, as well as telecommunications, postage, and courier charges) paid, payable, or incurred, by or on behalf of the Indemnitee, in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing to investigate, defend, be a witness in, or participate in, any Claim relating to any Indemnifiable Event.

(g)Indemnifiable Amounts:  means any and all Expenses, damages, judgments, fines, penalties, ERISA or other excise taxes, and amounts paid or payable in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, excise taxes, or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event.

(h)Indemnifiable Event:  means any event or occurrence, whether occurring before or after the date of this Agreement, related to Indemnitee’s Corporate Status, or by reason of anything done or not done by Indemnitee in any such capacity.

(i)Independent Legal Counsel:  means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to any such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnities under similar indemnification agreements), (ii) any other party to the Claim for indemnification hereunder, or (iii) the Beneficial Owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Company’s then outstanding Voting Securities (other than, in each such case, with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements).

(j)Reviewing Party:  means any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Company’s Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(k)Voting Securities:  means any securities of the Company that vote generally in the election of directors.

3.Basic Indemnification Arrangement; Advancement of Expenses.

(a)In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law, as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Indemnifiable Amounts.

(b)If so requested by Indemnitee, the Company shall advance any and all Expenses incurred by Indemnitee (an “Expense Advance”) in connection with any Claim not initiated by Indemnitee.  Such advance shall be made within ten (10) days after the receipt by the Company of a statement or statements requesting such advances.  The Company shall, in accordance with such request (but without duplication), either (i) pay such Expenses on behalf of Indemnitee, or (ii) reimburse Indemnitee for such Expenses.  Indemnitee’s right to an Expense Advance is absolute, payable in advance of any disposition of a Claim, and shall not be subject to any prior determination by the Reviewing Party that the Indemnitee has satisfied any applicable standard of conduct for indemnification.

(c)For the avoidance of doubt, the obligations of the Company provided for in this Section 3 shall apply to Claims arising out of alleged breach of fiduciary duty, negligence, or the actions or omissions of Indemnitee if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

(d)For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to, the following: (i) to the fullest extent permitted by the provision of the PBCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the PBCL; and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the PBCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.  If a proceeding for which Indemnitee is entitled to be indemnified hereunder asserts a claim against (y) the lawful spouse or legally recognized domestic partner of Indemnitee or (z) a property interest of such spouse or domestic partner, then indemnification shall be extended to such spouse or domestic partner or for the protection of the property of such spouse or domestic partner to the extent that the proceeding does not arise from any actual or alleged act, error, or omission of such spouse or domestic partner.

(e)Notwithstanding the foregoing, (i) the indemnification obligations of the Company under this Section 3 shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 6(b) hereof is involved) that the Company would be prohibited under applicable law from indemnifying Indemnitee to the fullest extent permissible, and (ii) the obligation of the Company to make an Expense Advance pursuant to this Section 3 shall be subject to the condition that, if, when and to the extent that it shall be ultimately determined that the Company would be prohibited under applicable law from indemnifying Indemnitee, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that indemnification of the Indemnitee would not be prohibited under applicable law, any determination made by the Reviewing Party that Indemnitee would be prohibited from being indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free.

4.Indemnification for Additional Expenses.  The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee subject to and in accordance with Section 3(b), which are incurred by Indemnitee in connection with any action brought by Indemnitee for (a) indemnification or an Expense Advance by the Company under this Agreement or any Charter or Bylaw provision now or hereafter in effect and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance, or insurance recovery, as the case may be.

5.Partial Indemnity, Etc.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6.Indemnification Procedure and Determination.

(a)To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request for the Company to indemnify and hold harmless Indemnitee, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Claim, in accordance with this Agreement.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)Upon written request by Indemnitee for indemnification, a determination, if required by applicable law, with respect to whether Indemnitee is permitted under applicable law to be indemnified, shall be made in accordance with Section 7, in the specific case as follows:

(i)If there has not been a Change in Control during the term of this Agreement, the Reviewing Party shall be selected by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (b) if there are no Disinterested Directors, by a majority vote of the Board.

(ii)If there has been a Change in Control of the Company during the term of this Agreement, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any Charter or Bylaw provision now or hereafter in effect, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee.  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(c)Indemnitee shall cooperate with the Reviewing Party making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to Reviewing Party upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and is reasonably necessary to such determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Reviewing Party shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company shall indemnify and hold harmless Indemnitee therefrom.

7.Presumptions and Burdens of Proof.

(a)In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the Reviewing Party or court shall presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled.

(b)Neither the failure of the Company (including its Board of Directors or Independent Legal Counsel) to have made a determination prior to the commencement of such action that indemnification or advancement of Expenses is proper in the circumstances because the Indemnitee has met the applicable standard of conduct or had any particular belief, nor an actual determination by the Company (including its Board of Directors or Independent Legal Counsel) that indemnification is improper because the Indemnitee has not met such applicable standard of conduct or did not have such belief, shall be a defense to the action or create a presumption that the Indemnitee is not entitled to indemnification under this Agreement or otherwise.

(c)For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports, or statements furnished to Indemnitee by the officers or employees of the Company in the course of their duties, or by committees of the Company’s Board of Directors, or by any other person (including legal counsel, accountants, and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence.  In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent, or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(d)For purposes of this Agreement, the termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

8.Exclusions.  Notwithstanding any provision of this Agreement, the Company shall not be obligated under this Agreement to make any indemnity or advancement of Expenses in connection with any Claim made against Indemnitee:

(a)for which a final decision by a court or arbitration body having jurisdiction in the matter shall determine that such indemnification is not lawful;

(b)for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(c)for the disgorgement of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law, with respect to transactions not approved or authorized by the Company;

(d)in connection with any Claim (or part of any Claim) initiated by the Indemnitee, or any Claim by the Indemnitee against the Company or its directors, officers, employees, or other persons entitled to be indemnified by the Company, unless (i) the Company is expressly required by law to make the indemnification, (ii) the Company has joined in the Claim, (iii) the Claim was authorized or consented to by the Board of Directors of the Company, or (iv) the Claim is one to enforce Indemnitee’s rights under this Agreement;

(e)for any Expenses incurred by the Indemnitee with respect to any Claim instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that the material assertions made by the Indemnitee in such Claim were not made in good faith or were frivolous;

(f)for amounts, including any related Expenses, that are an excise tax or other penalty under Internal Revenue Code Sections 280G or 4999;

(g)to indemnify Indemnitee if a final, non-appealable decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful;

(h)to indemnify Indemnitee for the payment of amounts required to be reimbursed to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended, or any similar successor statute; or

(i)to indemnify Indemnitee for the payment of amounts required to be reimbursed to the Company pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, or any similar successor statute.

9.Contribution.

(a)To the fullest extent permissible by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Claim in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Claim; and/or (ii) the relative fault of the Company (and its directors, officers, employees, and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

(b)The relative fault of the Company and any and all other parties (including officers and directors of the Company other than Indemnitee) and Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency assessing the contribution amounts or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Independent Legal Counsel (or such other party which makes a determination) after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the subject matter of the Claims and other relevant equitable considerations of each party. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.

10.Remedies of Indemnitee.

(a)In the event that (i) the Reviewing Party determines pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification, in whole or in part, under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made by the Reviewing Party within thirty (30) days after written demand is presented to the Company, (iv) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (v) a contribution payment is not made in a timely manner pursuant to Section 9 of this Agreement, then Indemnitee shall have the right to commence litigation in any court in the Commonwealth of Pennsylvania having subject matter jurisdiction thereof, and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding.  Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding or such right shall expire.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)If a determination shall have been made by the Reviewing Party that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 10, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)If a determination shall have been made by the Reviewing Party that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent a prohibition of such indemnification under applicable law.

(d)The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding, or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

11.Defense of Claims.  The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof (with reasonable participation by the Indemnitee), with counsel reasonably satisfactory to the Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (b) the named parties in any such Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, or (d) Indemnitee concludes that such counsel has failed, or is failing, to adequately protect the interests of the Indemnitee after written notice to such counsel and the Company explaining in reasonable detail the basis for such conclusion, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense.  The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent.  The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event that the Indemnitee is or could have been a party to, unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim.  Neither the Company nor Indemnitee shall unreasonably withhold its or his or her consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

12.Nonexclusivity, Etc.  The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Charter or Bylaws or the PBCL or otherwise.  To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Charter or Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

13.Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance (“D&O Insurance”), Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.  If, at the time of the receipt of notice of a Claim pursuant to the terms hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the Claim to the insurers in accordance with the procedures set forth in the respective policies.

14.Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse or legally recognized domestic partner, heirs, executors, or personal or legal representatives after the expiration of two (2) years from the date such cause of action shall arise, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

15.Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

16.Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

17.Notice by Indemnitee.  Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Claim or matter which may be subject to indemnification or advancement of Expenses covered hereunder.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligations which it may have to the Indemnitee under this Agreement or otherwise, except to the extent that such failure or delay materially prejudices the Company.

18.Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed, or (d) sent by facsimile or electronic transmission, with receipt of confirmation that such transmission has been received:

(i)If to Indemnitee, to the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(ii)If to the Company, to

II-VI Incorporated
Attention: General Counsel
375 Saxonburg Blvd.
Saxonburg, PA  16056

or to any other address as may have been furnished to Indemnitee by the Company.

19.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses or legally recognized domestic partners, heirs, executors, and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

20.Duration of Agreement.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer, director, employee, trustee, or agent of the Company or of any other entity or enterprise at the Company’s request and shall continue thereafter so long as Indemnitee shall be subject to any Claim by reasons of his or her Corporate Status, whether or not he or she  is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

21.Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.  In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

22.Enforcement.

(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby to induce Indemnitee to serve or continue to serve as an officer and/or director and/or agent of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer and/or director and/or agent of the Company.

(b)This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written, and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter, the Bylaws, and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c)The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable, and difficult to prove, and further agree that such breach may cause Indemnitee irreparable harm.  Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled.  The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions, and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.  The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.

23.Counterparts.  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

24.Headings.  The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

25.Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

II-VI INCORPORATED

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Title:

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